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                                 EXHIBIT 99(c)
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                             L & B FINANCIAL, INC.
                              A TEXAS CORPORATION

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                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                   TO BE HELD ON ____________________, 199__
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     The Special Meeting of Shareholders (the "Special Meeting") of L & B
Financial, Inc. ("L & B") will be held on _________________, 199__, at _______
__.m., local time, at the offices of Loan and Building State Savings Bank, 306 North Davis, Sulphur Springs, Texas 75482, for the purpose of considering and voting upon a proposal to approve and adopt the Agreement and Plan of Merger, dated September 25, 1996, attached as Appendix A to the accompanying Proxy Statement/Prospectus, providing for the merger of L & B with and into Jefferson Savings AcquisitionCo, Inc., a Missouri corporation and wholly owned subsidiary of Jefferson Savings Bancorp, Inc., St. Louis, Missouri.

     Only the holders of common stock of L & B of record at the close of business on ______________, 199__ are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof.

     EACH SHAREHOLDER IS URGED TO COMPLETE AND RETURN PROMPTLY THE ACCOMPANYING PROXY WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE SPECIAL MEETING. The prompt return of your signed proxy will help assure a quorum and aid L & B in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the Special Meeting.

                                       By Order of the Board of Directors



                                       Secretary

Sulphur Springs, Texas

____________________, 199__

L & B SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FOR SUBMITTING SUCH CERTIFICATES.